Exhibit 10.11

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

LICENSE AMENDMENT AND SETTLEMENT AGREEMENT

This LICENSE AMENDMENT AND SETTLEMENT AGREEMENT (“Amendment”) is made, effective as of the date executed below by both parties, by and between Villani, Inc., a Delaware corporation with mailing address of 220 Newport Center Dr., Suite 11-578, Newport Beach CA 92660 (the “Licensor”) and Dermata Therapeutics, LLC, a Delaware limited liability company having a principal place of business at 3525 Del Mar Heights Rd., #322, San Diego, California 92130 (“Dermata”), and Maria Villani exclusively for purposes of the Patent Matters and Mutual Release and Settlement herein. Licensor and Dermata may each be referred to herein individual as a “Party” and collectively as the “Parties.”

WHEREAS the Parties entered into a License Agreement effective March 31, 2017 (the “License Agreement” or “Agreement”);

WHEREAS Licensor and Dermata wish to effectuate the transfer to Dermata of certain intellectual property rights of Licensor related to Harvest Know-How (as defined herein) and Patents related to the harvest, storage and handling of Sponge from its initial harvest through preparation as a pharmaceutical ingredient, which rights were not previously granted under the License Agreement, in exchange for certain equity interests in Dermata (the “Exchange”) and other consideration as set forth below;

WHEREAS certain disputes have arisen between the Parties relating to the License Agreement, including with respect to (i) payment of certain milestones; (ii) supply obligations; (iii) alleged misappropriation of Licensed Know-How, (iv) alleged misrepresentations by Licensor, and (v) alleged misrepresentations by Maria Villani; and

WHEREAS the Parties wish to resolve their disputes and make certain amendments to the License Agreement.

NOW THEREFORE, for and in consideration of the above-described recitals, the mutual promises and covenants of the Parties herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1.	DEFINITIONS

The definition of “Licensed Know-How” in the License Agreement is hereby amended in its entirety to read as follows:

“‘Licensed Know-How’ means any Know-How that is necessary or useful to Exploit any Licensed Product, including Improvements to the foregoing, which are owned or otherwise Controlled by Licensor or any of its Affiliates as of the Effective Date or during the Term. For avoidance of doubt, all Harvest Know-How and all Regulatory Approval Know-How is Licensed Know-How. For clarity, notwithstanding the foregoing, information in the public domain as of the Effective Date of the Agreement and know-how that is or was developed by Dermata independently from Know-How and Licensed Know-How is not Licensed Know-How. Licensed Know-How Exploited by Dermata shall remain Licensed Know-How even if it becomes part of the public domain after the Effective Date of the Agreement.

The definition of “Licensed Patents” in the License Agreement is hereby amended in its entirety to read as follows:

“‘Licensed Patents’ means the Patents owned or Controlled by Licensor as of the Effective Date or during the Term of the Agreement that are necessary or useful for the Exploitation of Licensed Products in the Field in the Territory, including those Patents listed on Annex A.”

The definition of “Licensed Products” in the License Agreement is hereby amended in its entirety as follows:

“Licensed Product” means any pharmaceutical product for use in the Field that (i) contains Sponge, alone or in combination with other active or inactive ingredients, and (ii) incorporates or was developed using Licensed Know-How, or that would, but for this Agreement, infringe a Valid Claim in a jurisdiction in the Territory where such Valid Claim exists. For the avoidance of doubt, Dermata may in its discretion develop multiple Licensed Products consistent with the scope of the foregoing definition and any references to the singular term “Licensed Product” herein shall not imply that Dermata’s rights under this Agreement are limited to a single Licensed Product. For avoidance of doubt, pharmaceutical products that include Sponge as an ingredient, or as part of a pharmaceutical regimen, for the enhancement or modulation of skin permeability, in combination with other ingredients are Licensed Products. For further avoidance of doubt, the products that (i) were the subject of the IND application submitted by Dermata in or about March 2018 for Acne, (ii) were used for Dermata’s hyperhidrosis study in 2019, and (iii) were otherwise in existence as the date of this Amendment, were developed with Licensed Know-How and are Licensed Products. For avoidance of doubt, any product including Sponge that is evaluated by the FDA for Regulatory Approval according to the FDA Botanical Drug Development Guidance for Industry is a Licensed Product.

The definition of “Professional Product” in the License Agreement is hereby amended in its entirety to read as follows:

“‘Professional Product’ means any product substantially in the form marketed and sold by Licensor and Villani Medical, LLC as of the Effective Date, that (a) contains Sponge, (b) is intended only for topical use in humans, (c) does not require Regulatory Approval by a Regulatory Authority for commercial sale or use in humans in any country in the Territory, (c) is not a “drug” as defined in Sec. 201(g)(I) of the Act, and (d) is marketed, promoted, sold or used under the supervision of licensed skin care professionals, as verified by Licensor, including medical doctors, medical nurses, physician assistants, aestheticians, and cosmetologists, specifically for cosmetic procedures of the skin, including but not limited to skin resurfacing, skin debriding, skin conditioning, skin rejuvenation and the prevention and maintenance of aging, hyperpigmentation, scars and bruises, whether for use in such skin care professional’s office, or as recommended by such skin care professional, for at home use. For the avoidance of doubt, Licensor and Villani Medical, LLC may only sell products directly to licensed skin care professionals for in-office use or for resale to patients.”

The following definitions are hereby added to the License Agreement:

“HMW Combination Product” shall mean any Licensed Product sold by Dermata that contains Sponge in combination with an active ingredient with a molecular weight greater than or equal to [***].”

“Harvest Know-How” means any Know-How related to the harvest, storage, and handling of Sponge from its initial harvest through preparation as a pharmaceutical ingredient or product in the form of a raw material that is useful or necessary to Exploit a Licensed Product, including a HMW Combination Product.”

“Regulatory Approval Know-How” means Know-How relating to the development and submission for Regulatory Approval of any Sponge-containing product or regimen according to the FDA Botanical Drug Development Guidance for Industry (2016) or the Guidance for Industry on Botanical Drug Products (2004).”

All defined terms in the License Agreement (as amended above) shall have the same meanings in this Amendment.

2.	EQUITY ISSUANCE

In exchange for the license by Licensor to Dermata of the Harvest Know-How and Patents related to the harvest, storage and handling of Sponge from its initial harvest through preparation as a pharmaceutical ingredient, as effectuated by this Amendment, and concurrently with the initial closing described below Dermata shall deliver to Licensor Series 1C preferred units in Dermata on and with the terms set forth on the Term Sheet attached as Annex A hereto, or on such other superior terms as agreed to by all other Series 1C Investors, in an amount which equals five percent (5%) of the fully-diluted capitalization of Dermata immediately following such initial closing (the “Exchange”). Licensor shall be granted all rights, preferences and privileges that a cash investor of a like number of units would receive. The Series 1C preferred units shall be issued concurrently with the initial closing of such financing, and be subject to all conditions applicable to cash investors in that financing (other than payment of money), including meeting the $4 million closing condition, not including the units issuable under this paragraph, as a prerequisite to closing the financing. In the event that additional Series 1C preferred units are issued subsequent to the initial closing, Dermata shall deliver to Licensor additional Series 1C preferred units so that the aggregate number of units issued to Licensor equal five percent (5%) of the fully-diluted capitalization of Dermata after giving effect to such additional issuances and the units issued hereunder. In the event that such initial closing, and issuance of the Series 1C preferred units to Licensor has not occurred by June 30, 2019, and Licensor has not granted an extension (in its sole discretion) the License Agreement shall be automatically terminated.

Licensor’s receipt of the forgoing equity interests will be characterized for income tax purposes as received in exchange for the contribution of property to Dermata under Section 721(a) of the Internal Revenue Code of 1986, as amended. Dermata will use the “traditional method” under Section 704(c) of the Internal Revenue Code of 1986, as amended, to account for any variation between the adjusted tax basis of such property and its fair market value at the time of contribution.

3.	GRANT OF RIGHTS; NON-COMPETE

Section 2.8 of the License Agreement is hereby amended to add the following at the end thereof:

“For avoidance of doubt, Dermata is not granted rights to the Licensed Know-How or Licensed Patents for purposes of Exploiting Sponge except as a Licensed Product, however Dermata may Exploit products that contain Sponge that are not Licensed Products and that are developed without the use of Know-How provided to Dermata in writing or otherwise made available to Dermata in writing (including without limitation by storing in a shared data location) and that do not infringe a Valid Claim.”

4.	DEVELOPMENT AND COMMERCIALIZATION MATTERS

Section 3.1.1 of the License Agreement is hereby amended to add the following at the end thereof:

“Notwithstanding the foregoing, at least thirty (30) days prior to using any new formulation of a Licensed Product or placebo in a clinical trial, Dermata shall deliver to Licensor a reasonable quantity of both Licensed Product and related placebo, together with documentation of its formulation for purposes of evaluation and comment. Further, thirty (30) days prior to submitting any substantive communication regarding any License Products to the FDA, Dermata shall provide Licensor a copy of such draft submission for Licensor’s review and comment. Within thirty (30) days following the date of this Amendment, Dermata shall provide Licensor a copy of any IND applications and study protocols submitted to the FDA prior to such date. However, Dermata, in its absolute and sole discretion, may accept or reject any comments of suggestions provided by Licensor. Licensor’s time spent evaluating Licensed Products and related placebo, and reviewing regulatory submissions relating to Licensed Products and commenting thereon shall not be subject to the Consulting Agreement, which is no longer in effect pursuant to the terms of the License Agreement. For the avoidance of doubt, all such Licensed Products samples and documents, placebo samples and documents, IND, NDA, or protocols provided to Licensor shall remain Dermata Confidential Information subject to Section 6 and the definition of Confidential Information.”

Section 3.4 of the License Agreement is hereby deleted in its entirety along with the related defined term “Supply Agreement.”

5.	LICENSED KNOW-HOW, PATENT MATTERS

Section 3.6.3(a) of the Licensed Agreement is hereby amended in its entirety to provide as follows:

“(a) all Know-How, compositions, formulations, manufacturing processes, modifications, enhancements and Improvements developed by Dermata, its Sublicensees and/or their Affiliates relating to any Licensed Product (“Dermata Improvements”) and any Patents covering such Dermata Improvements that do not include Maria Villani as an inventor

(“Dermata Patents”) and any Know-How relating to such Dermata Improvements (“Dermata Know-How”). For avoidance of doubt, this Section 3.6.3(a) shall not affect or transfer the ownership of Licensor’s rights to Licensed Know-How.

Article 3 of the License Agreement is hereby amended to add the following at the end thereof as a new Section 3.7:

“3.7    Patent Applications. Dermata shall deliver to Licensor within five (5) business days of a written request by Licensor copies of any patent applications filed by Dermata prior to the date of this Amendment relating to Sponge, subject to a customary common interest agreement, provided that the contents of such applications shall be treated as Dermata Confidential Information subject to Article 6 and the definition of Confidential Information so long as Maria Villani is not deemed an inventor of any subject matter claimed in such application pursuant to this Section 3.7. Not later than thirty (30) days after the filing by Dermata of any other patent application during the Term relating to Sponge, Dermata shall deliver to Licensor a copy of such application provided that such applications and their contents shall be treated as Dermata Confidential Information subject to Article 6 and the definition of Confidential Information so long as Maria Villani is not deemed an inventor of any subject matter claimed in such application pursuant to this Section 3.7. If Licensor reasonably believes that such application(s) should include additional inventors or that Maria Villani should be named as the sole inventor with respect to the subject matter of one or more claims in any United States non-provisional patent applications, PCT application or any national stage counterpart applications filed in any jurisdiction in the Territory, claiming priority to or through such applications (“Dermata Challenged Claims”), then Licensor shall provide written notice to Dermata containing evidence relating to the inventorship of the Dermata Challenged Claims and the Parties shall meet and confer in good faith with regards to the inventorship of such Dermata Challenged Claims. If the Parties fail to agree within thirty (30) days of Dermata’s receipt of such written notice whether or not an additional inventor should be added to the application or whether Maria Villani should be named as a sole inventor with respect to one or more Dermata Challenged Claims, the Parties will use an independent patent attorney who has never been engaged or employed by and has no relationship with either Licensor or Dermata or any of their Affiliates, officers or directors (the “Independent Patent Attorney”), and who is reasonably acceptable to both Licensor and Dermata to resolve such dispute, on a claim by claim basis, at the cost equally shared by Dermata and Licensor, except as provided below. The parties agree to cooperate in selecting an Independent Patent Attorney expeditiously, disclosing to each other any circumstances of acquaintance and allowing each other to interview any proposed Independent Patent Attorney. If the parties have not agreed on an Independent Patent Attorney within fifteen (15) days from the expiration of the 30-day meet and confer period herein, Dermata shall provide to Licensor a list of three (3) Independent Patent Attorneys, and Licensor may select one from such list. If Licensor selects an Independent Patent Attorney from such list, Dermata shall solely pay the cost of such Independent Patent Attorney. If Licensor does not select an Independent Patent Attorneys from the list provided by Dermata, then Licensor shall provide to Dermata a list of three Independent Patent Attorneys, and Dermata shall be required to select from such list, except for good cause and Licensor shall solely pay the cost of such Independent Patent Attorney selected by Dermata. Licensor and Dermata will each have an equal opportunity to present their positions and support to such Independent Patent Attorney selected by the parties. Licensor and Dermata shall maintain all communications with the Independent Patent Attorney, or otherwise related to this Section 3.7 strictly confidential, to be shared only with their respective counsel, and agree that the same shall be treated as attorney-client privileged in any proceedings involving third parties. The decision of the Independent Patent Attorney with regard to the inventorship of each Dermata Challenged Claim matter shall be final, and neither Licensor nor Maria Villani shall thereafter challenge the inventorship, ownership, validity or enforceability of any such Dermata Challenged Claims in any forum, whether legal or administrative. If Maria Villani is named as the sole inventor on any patent application or issued patent pursuant to the process set forth in this paragraph, such patent application or issued patent shall be deemed a Licensed Patent, any Know-How disclosed in such application shall be deemed Licensed Know-How, and Dermata shall not thereafter challenge the inventorship, ownership, validity or enforceability of any such claims in any forum, whether legal or administrative. If Maria Villani is named as a co-inventor on any patent application or issued patent pursuant to process set forth in this paragraph, any such patent applications or patents shall be deemed Joint Patents. All inventorship determinations made with respect to one or more Dermata Challenged Claims under this Section 3.7 shall be controlled by United States Law.”

6.	PAYMENTS

Table 4.2 is hereby amended to delete Sections 4.2.1 and 4.2.2 and read in its entirety as follows:

Table 4.2
Milestone	Milestone Payments (US Dollars)
4.2.3 [***]	[***]
4.2.4 [***]	[***]
4.2.5 [***]	[***]
4.2.6 [***]	[***]
4.2.7 [***]	[***]
4.2.8 [***]	[***]

Table 4.3 is hereby amended to read in its entirety as follows:

Table 4.3
Development Stage	Sublicense Fee Rate
4.3.1 [***]	[***]%
4.3.2 [***]	[***]%
4.3.3 [***]	[***]%

Section 4.4 is hereby amended to read in full as follows:

“Royalty. In partial consideration of the License granted hereunder and subject to the terms and conditions stated herein, until the expiration of the Royalty Term, Dermata shall pay to Licensor a royalty (“Royalty”) as follows:

A.

Licensed Products. Based on the Net Sales of Licensed Products by Dermata, but specifically excluding the Net Sales of all HMW Combination Products, calculated at a rate of (i) [***] plus (ii) the applicable “Royalty Rate” set forth in Table 4.4 (e.g., [***] plus [***]= [***]) times Net Sales; provided, however, that if a Licensed Product is sold by Dermata or its Affiliate or its Sublicensee in a country where a Third Party is selling a Generic Product or where there is no Valid Claim, the payment to Licensor for Net Sales of a Licensed Product, specifically excluding the Net Sales of all HMW Combination Products, in such country shall be calculated at a rate of: (i) [***] plus (ii) the applicable Royalty Rate set forth in Table 4.4 reduced by fifty percent ([***]) (e.g., [***] plus [***]=[***]) times Net Sales.

B.

For HMW Combination Products: For HMW Combination Products where the per unit Net Sales of the HMW Combination Product divided by the number of grams of Sponge contained in such HMW Combination Product is equal to or less than $[***], the Royalty payable shall be calculated pursuant to 4.4.(A) above as if it were the Net Sales of a Licensed Product;

otherwise, based on the Net Sales of HMW Combination Products by Dermata, but specifically excluding the Net Sales of all Licensed Products, calculated at a rate of (i) [***] plus (ii) the applicable “Royalty Rate” set forth in Table 4.4 reduced by an additional [***] (e.g., [***] plus ([***] reduced by an additional [***] = [***]) = [***]= [***]) times Net Sales; provided, however, that if a HMW Combination Product is sold by Dermata or its Affiliate or its Sublicensee in a country where a Third Party is selling a Generic Product or where there is no Valid Claim, the payment to Licensor for Net Sales of a HMW Combination Product, specifically excluding the Net Sales of all Licensed Products, in such country shall be calculated at a rate of: (i) [***] plus (ii) the applicable Royalty Rate set forth in Table 4.4 reduced by [***] and then reduced by an additional [***] ([***] (e.g., [***] plus ([***] reduced by an additional [***] = [***], [***] reduced by [***] = [***]) = [***] plus [***]= [***]) times Net Sales.

For an avoidance of doubt, only HMW Combination Products are subject to a further [***] Royalty Rate reduction. All other Licensed Products including combination products with active or inactive ingredients with a molecular weight less than one (1) kilodalton are not subject to a further [***] reduction in the Royalty Rate.

Table 4.4
Net Sales	Royalty Rate
4.4.1 [***]	[***]%
4.4.2 [***]	[***]%
4.4.3 [***]	[***]%
4.4.4 [***]	[***]%

Section 4.5 is hereby amended to read in its entirety as follows:

“Sublicensing Royalty. In partial consideration of the License granted hereunder and subject to the terms and conditions stated herein, for Licensed Products (including HMW Combination Products) until the expiration of the applicable Royalty Term, on a country-by-country basis, Dermata shall pay to Licensor a royalty of [***] of the royalty payments received by Dermata from Sublicensees (the “Sublicense Royalty Payment”), provided however, such amount payable to Licensor shall not be less than [***] per recommended single dose of Sponge contained in any Licensed Product (including HMW Combination Products) that is sold, or otherwise transferred as part of a commercial sale of a related product, by or on behalf of any Sublicensee or Sublicensee’s subsidiary, affiliate, or a sublicensee of a Sublicensee, provided such recommended single dose of Sponge is equal to or less than three (3) grams. Where such recommended single dose is more than three (3) grams, such amount payable to Licensor shall not be less than [***] plus [***] for each gram (or fraction thereof) in excess of three (3) grams.

Until the expiration of the applicable Royalty Term, if a Licensed Product (including HMW Combination Product) is sold by a Sublicensee in a country where there is no Valid Claim, the applicable Sublicense Royalty Payment for such country shall be reduced by [***] ([***]), provided however, such amount payable shall not be less than [***] per recommended single dose of Sponge contained in any Licensed Product (including HMW Combination Products) that is sold, or otherwise transferred as part of a commercial sale of a related product, by or on behalf of any Sublicensee or Sublicensee’s subsidiary, affiliate, or a sublicensee of a Sublicensee, provided such recommended single dose of Sponge is equal to or less than three (3) grams. Where such recommended single dose is more than three (3) grams, such amount payable to Licensor shall not be less than [***] plus [***] for each gram (or fraction thereof) in excess of three (3) grams.

Dermata shall pay all amounts due under this Section 4.5 thirty (30) days after the end of each Royalty Reporting Quarter in which the applicable royalty payment or royalty report is received by Dermata from a Sublicensee.

Section 4.7 of the License Agreement is hereby amended to add:

“For avoidance of doubt, only the portion of the aggregate Royalty earned from the Royalty Rates in Table 4.4.1. through 4.4.4. (i.e., [***] respectively) shall be subject to the Permitted Reduction; the Royalty from the first [***] in Section 4.4.(A)(1)(i) and (2)(i) respectively shall not be subject to the Permitted Reduction.

In addition, the Permitted Reduction and the deductions in Section 4.4.(A)(2)(ii) shall not be additive, so the Royalty Rate shall not, as a result thereof, be reduced by more than [***] of the applicable rate shown in Table 4.4.

For a further avoidance of doubt, the Permitted Reduction shall not apply to HMW Combination Products.”

The following section is hereby added to the License Agreement:

“4.13    Milestone Payments.

(a)	Dermata will pay to Licensor within five (5) days of date of this Amendment, the sum of [***] plus interest accruing thereon from May 17, 2018, at the rate set forth in Section 4.12.

(b)

Dermata will pay to Licensor on or before October 1, 2020, the sum of [***]plus interest accruing thereon from June 20, 2020, at the rate set forth in Section 4.12. If Dermata does not make such full and complete payment under this Section 4.13(b) by October 1, 2020, then Licensor’s exclusive remedy is termination of the License Agreement pursuant to Section 9 of the License Agreement, which termination shall be automatically effective on October 4, 2020 unless Licensor provides written notice opting not to terminate by October 3, 2020.

7.	INTELLECTUAL PROPERTY RIGHTS

Section 5.1.1 of the License Agreement is hereby amended to add:

Notwithstanding the foregoing, Licensor or Maria Villani shall have the right to file patent applications relating to Licensor’s Know-How, provided that Licensor shall deliver a copy of such applications to Dermata within thirty (30) days of filing and any such patent applications shall be Licensed Patents, provided that such applications and their contents shall be treated as Licensor Confidential Information subject to Article 6 and the definition of Confidential Information so long as a Dermata Representative is not deemed an inventor of any subject matter claimed in such application pursuant to this Section 5.1.1. If Dermata does not plan to timely pursue the application, it shall provide written notice to Licensor, which shall constitute a Notice of Abandonment and the provisions of Section 5.1.2 shall apply. If Dermata reasonably believes that such application(s) should include one or more Dermata Representatives as additional or sole inventor(s) with respect to the subject matter of one or more claims in any United States non-provisional patent applications, PCT application or any national stage counterpart applications filed in any jurisdiction in the

Territory, claiming priority to or through such applications (“Licensor Challenged Claims”), then Dermata shall provide written notice to Licensor containing evidence relating to the inventorship of the Licensor Challenged Claims and the Parties shall meet and confer in good faith with regards to the inventorship of such Licensor Challenged Claims. If the Parties fail to agree within thirty (30) days of Licensor’s receipt of such written notice whether or not one or more Dermata Representatives should be named as an inventor with respect to one or more Licensor Challenged Claims, the Parties will use an Independent Patent Attorney who is reasonably acceptable to both Licensor and Dermata to resolve such dispute, on a claim by claim basis, at the cost equally shared by Licensor and Dermata, except as provided below. The parties agree to cooperate in selecting an Independent Patent Attorney expeditiously, disclosing to each other any circumstances of acquaintance and allowing each other to interview any proposed Independent Patent Attorney. If the parties have not agreed on an Independent Patent Attorney within fifteen (15) days from the expiration of the 30-day meet and confer period herein, Licensor shall provide to Dermata a list of three (3) Independent Patent Attorneys, and Dermata may select one Independent Patent Attorney from such list. If Dermata selects an Independent Patent Attorney from such list, Licensor shall solely pay the cost of such Independent Patent Attorney. If Dermata does not select an Independent Patent Attorneys from the list provided by Licensor, then Dermata shall provide to Licensor a list of three (3) Independent Patent Attorneys, and Licensor shall be required to select from such list, except for good cause, and Dermata shall solely pay the cost of such Independent Patent Attorney selected by Licensor. Licensor and Dermata will each have an equal opportunity to present their positions and support to such Independent Patent Attorney selected by the parties. Licensor and Dermata shall maintain all communications with the Independent Patent Attorney, or otherwise related to this Section 5.1.1 strictly confidential, to be shared only with their respective counsel, and agree that the same shall be treated as attorney-client privileged in any proceedings involving third parties. The decision of the Independent Patent Attorney with regard to the inventorship of each Licensor Challenged Claim matter shall be final, and Dermata shall not thereafter challenge the inventorship, ownership, validity or enforceability of any such Licensor Challenged Claims in any forum, whether legal or administrative. If any Dermata Representative is named as the sole inventor on any patent application or issued patent pursuant to the process set forth in this paragraph, neither Licensor nor Maria Villani shall thereafter challenge the inventorship, ownership, validity or enforceability of any such claims in any forum, whether legal or administrative. If any Dermata Representative is named as a co-inventor on one or more patent applications pursuant to this Section 5.1.1, such patents applications and patents issuing therefrom shall be deemed Joint Patents. All inventorship determinations made with respect to one or more Licensor Challenged Claims under this Section 5.1.1 shall be controlled by United States Law.”

8.	TERMINATION RIGHTS

Section 9.3.1 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“immediately upon written notice to Dermata in the event Dermata initiates a voluntary proceeding under the United States bankruptcy code, or commences or undertakes a dissolution or winding up, or the making or seeking to make or arranging of an assignment for the benefit of creditors;”

Section 9.4.1    of the License Agreement is hereby deleted in its entirety and replaced with the following:

“immediately upon written notice to Licensor in the event Licensor initiates a voluntary proceeding under the United States bankruptcy code, or commences or undertakes a dissolution or winding up, or the making or seeking to make or arranging of an assignment for the benefit of creditors;”

Section 9.5.4    of the License Agreement is hereby deleted in its entirety and replaced with the following:

“9.5.4.1    Upon the termination of this Agreement for (a) an uncured material breach by Dermata that results in damages to Licensor, (b) failure to make the payment required pursuant to Section 4.13(b), (c) failure to deliver to Licensor Series 1C preferred units or (d) any reason by Dermata prior to October 1, 2020, all of Dermata’s rights in all data, regulatory rights, and Dermata Improvements related to Licensed Product shall automatically and without any further action by Dermata or Licensor be transferred to Licensor at no cost to Licensor. Dermata hereby assigns to Licensor all such rights, contingent on such termination. All inventory related to Licensed Product may be purchased by Licensor at the price paid by Dermata for such inventory, or if manufactured by Dermata, at Dermata’s standard cost as determined in its normal accounting practices.

9.5.4.2    Upon the termination of this Agreement for an uncured material breach by Licensor of Section 2.1, 2.4 or 3.7 (with regards to Licensor or Maria Villani’s challenge of the inventorship, ownership, validity or enforceability of any such Dermata Challenged Claims in any forum, whether legal or administrative) of the License Agreement that results in damages to Dermata, or for an uncured material breach of Section 10.2 of this Amendment, all Dermata data, regulatory rights, Dermata Improvements and inventory related to a Licensed Product shall remain the property of Dermata after such termination.

9.5.4.3    Upon the termination of this Agreement for any reason other than (a) as set forth in Section 9.5.4.1, or (b) as set forth in Section 9.5.4.2, Dermata shall grant Licensor a worldwide, perpetual, irrevocable, royalty-free, sublicensable, assignable, non-exclusive license to all Dermata Improvements that are necessary for Licensor to Exploit a Licensed Product, at no cost to Licensor. Dermata hereby grants to Licensor such license, contingent on such termination. In addition, all of Dermata’s rights in all data and regulatory rights, related to Licensed Product shall automatically and without any further action by Dermata or Licensor be transferred to Licensor at no cost to Licensor. Dermata hereby assigns to Licensor all such rights, contingent on such termination. All inventory related to Licensed Product may be purchased by Licensor at the price paid by Dermata for such inventory, or if manufactured by Dermata, at Dermata’s standard cost as determined in its normal accounting practices.

9.5.4.4    Upon occurrence of any transfer or license described in Section 9.5.4.1 or 9.5.4.3, Dermata shall promptly deliver to Licensor all material and physical and electronic files related to Licensed Products or Dermata Improvements, at locations designated by Licensor, and prepare, execute and file all notices, assignments or other documents necessary to evidence and perfect Licensor’s ownership of and/or rights related to such items, at no cost of Licensor.”

9.	MUTUAL RELEASE AND SETTLEMENT

Effective upon the Exchange and Licensor’s receipt of the payment set forth in Section 5 above with respect to Section 4.13(a) of the Agreement, Licensor and Maria Villani each hereby release Dermata (including for purposes of this release its Affiliates, officers, directors, employees, attorneys and agents) from all claims of any kind or nature (whether known or unknown, suspected or unsuspected) arising out of or related to Dermata’s entry into, representations related to, performance or failure to perform under, the License Agreement that exist as of the execution date of this Amendment. Dermata hereby releases Licensor and Maria Villani (including for purposes of this release their respective Affiliates, officers, directors, employees, attorneys and agents) from all claims of any kind or nature (whether known or unknown, suspected or unsuspected) arising out of or related to Licensor’s and/or Maria Villani’s entry into, representations related to, performance or failure to perform under, the License Agreement that exist as of the execution date of this Amendment. Each Party hereby waives the provisions of California Civil Code § 1542, or any similar law, which provides: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” In addition, within two (2) business days following the execution of this Amendment Licensor, Dermata and Maria Villani shall withdraw any and all arbitration claims arising under the Agreement that have been asserted, or could be asserted, in pending AAA Case 01-19-0001-0015, with each party to bear its own fees and costs.

Notwithstanding anything to the contrary herein, the releases herein shall not include any claims that Maria Villani is entitled to be named as an inventor with respect to any claims in any patent applications filed by or on behalf of Dermata or its employees or officers relating to Sponge filed as of the date of this Amendment. However, Maria Villani’s exclusive remedy for claims that she is entitled to be named as an inventor with respect to patent applications filed by Dermata shall be as set forth in Section 3.7.

10.	ASSISTANCE

10.1.

Licensor covenants that it will reasonably assist Dermata or its Affiliates regarding the supply of Sponge material and use thereof in manufacturing of Licensed Products, provided that such assistance shall be limited to providing advice and introductions from Licensor’s offices and shall not exceed ten (10) hours per month.

10.2.

Licensor and its Affiliates shall not disrupt, interfere with or prevent Dermata, its Affiliates or its Sublicensees from obtaining Sponge material from any source they so choose, including, without limitation, taking any legal or other action against any supplier of Sponge to Dermata, its Affiliates, or Sublicensees to prevent such supplier from providing Sponge material to Dermata, its Affiliates, or Sublicensees, nor shall Licensor cause or assist its Representatives in such disruption, interference or prevention.

10.3.

However, nothing in this Section 10 shall prohibit Licensor or its Affiliates from obtaining Sponge material from such suppliers, or any other party, for its or their own purposes. Nothing in this Section 10, Agreement or Amendment shall be deemed a representation or assurance that Licensor can ensure the supply of Sponge material by third parties.

The provisions of Section 12 of the License Agreement shall apply to this Amendment as if fully set forth herein with “Agreement” replaced by “Amendment”.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date last set forth below.

VILLANI, INC.	DERMATA THERAPEUTICS, LLC

By: /s/ Maria Villani, M.D.	By: /s/ Gerald T. Proehl
Maria Villani, M.D.	Gerald T. Proehl
Chief Executive Officer	President, CEO and Director

Date: June 4, 2019	Date: June 4, 2019

MARIA VILLANI, Individually (with respect to Mutual Release)

/s/ Maria Villani, M.D.
Maria Villani, M.D.

Date: June 4, 2019

Annex A

Series 1C Term Sheet